Investor Contact:  John Borden                Press Contacts:  Kathleen Baum
                  212-270-7318                                 212-270-5089
                                                               John Stefans
    For Immediate Release                                      212-270-7438


Chase's Operating EPS Up 22 percent for 1996 and 9 Percent in the Fourth Quarter

    New York, January 21, 1997 -- The Chase Manhattan Corporation today reported that net income for the full year, before merger-related restructuring costs, rose 20 percent to $3.586 billion from $2.979 billion. Primary earnings per share for the year rose to $7.54 per share from $6.25 and fully diluted earnings per share rose 22 percent to $7.43 from $6.09 in 1995.

     Net income in the fourth quarter of 1996, before merger costs, rose 9 percent to $901 million from $827 million in the fourth quarter 1995. Primary earnings per share were $1.89 compared with $1.73; fully diluted earnings per share were $1.88 compared with $1.73 in the year-ago quarter.

 FINANCIAL HIGHLIGHTS
 --------------------
  - Operating revenue on a managed basis grew 5 percent when compared with the strong 1995 fourth quarter and 9 percent for the year, exceeding Chase's 5 to 7 percent target range;
  - Expenses declined 3 percent in the quarter, resulting in a one percent decline for the year; Merger savings of $235 million for the quarter led to annual savings of $555 million, above the original target;
  - The provision for credit losses was $182 million for the quarter and $897 million for the year, reflecting continued strong asset quality;
  - The Corporation repurchased $1 billion of its common equity during the quarter under the terms of a stock buyback plan announced in October.

    "Led by strong earnings across the full breadth of our businesses, Chase had an excellent year and quarter," said Walter V. Shipley, chairman and chief executive officer. "The Corporation exceeded 1996 performance goals while executing the merger integration and putting in place a superior set of franchises for long term growth."

    Including merger-related costs, net income for the full year was $2.461 billion compared with $2.959 billion for 1995. Primary earnings per share were $5.02 compared with $6.20 in 1995; fully diluted earnings per share were $4.94 and $6.04, in 1996 and 1995, respectively. Fourth quarter 1996 net income, including merger costs, was $836 million compared with $827 million in the year-ago quarter. Primary earnings per share were $1.74 versus $1.73 and fully diluted earnings per share were $1.74 and $1.73, in the 1996 and 1995 fourth quarters, respectively.

    The corporation's return on average common stockholders' equity, excluding merger costs, for the 1996 full year was 18.7 percent compared with 16.3 percent in 1995; return on average common stockholders' equity for the fourth quarter was 18.1 percent compared to 17.3 percent in the year-ago quarter. The efficiency ratio for the full year stood at 59 percent versus 63 percent in 1995.

REVENUES
--------

    Total revenue for the year rose 6 percent to $15,852 million from $14,960 million in 1995. On an operating basis, adjusting for securitizations, total revenue for the year rose 9 percent to $16,431 million. Total revenue in the 1996 fourth quarter was $3,938 million versus $3,843 million in the same 1995 period. On an operating basis, total revenue in the latest quarter rose 5 percent to $4,100 million.

    Net interest income in the 1996 fourth quarter was $2,082 million compared with $2,078 million in the fourth quarter of 1995. Average interest-earning assets were $268.5 billion, compared with $253.7 billion in the prior year quarter. The net yield on average interest-earning assets was 3.10 percent in the 1996 fourth quarter compared with 3.27 percent in the fourth quarter of 1995. These results were affected by an increase in average consumer loan securitizations of approximately $6.3 billion from the 1995 fourth quarter level. Including securitizations, the net yield on average interest-earning assets was 3.35 percent in the 1996 fourth quarter compared with 3.39 percent in the 1995 quarter.

    Total noninterest revenue was $1,856 million in the 1996 fourth quarter compared with $1,765 million in the 1995 quarter.

    Total revenues from trading activities were $457 million in the fourth quarter of 1996, including $209 million of net interest income. In the fourth quarter of 1995, total revenues from trading activities were $399 million, including $125 million of net interest income.

  Fees related to credit cards were $320 million compared to $246 million in the fourth quarter of 1995, reflecting the growth in average receivables as well as the effect of securitizations. Corporate finance and syndication fees were $213 million compared with $220 million in the 1995 fourth quarter, reflecting continued strong activity in this area. Trust and investment management fees rose to $294 million in the fourth quarter of 1996 from $277 million, reflecting a higher level of assets under management, including the Vista mutual funds and growth in Chase's global services and securities processing activities.

    Revenues from equity-related investments totaled $172 million in the fourth quarter of 1996, compared with $131 million in the same quarter of 1995.

EXPENSES
--------

    Before merger-related costs and foreclosed property expense, total noninterest expenses in the 1996 fourth quarter were $2,304 million, a decrease of 3.2 percent from $2,379 million in the fourth quarter of 1995, and declined
1.1 percent to $9,346 million from $9,450 million for the full year. Merger savings for the fourth quarter were $235 million, bringing savings for the full year to $555 million.

    Fourth quarter and full year 1996 expenses included first time costs associated with the launch of Chase's new co-branded credit card with Wal-Mart ($44 million) and minority interest costs related to recently-issued REIT/Preferred securities ($13 million).

    The total number of employees was 67,785 at December 31, 1996 compared with 72,696 at December 31, 1995.

    Merger-related expenses in the fourth quarter of 1996 were $104 million.

CREDIT COSTS
------------

    The provision for credit losses in the fourth quarter of 1996 was $182 million and $186 million in the fourth quarter of 1995, equal to charge-offs in both periods. The provision for credit losses for the full year was $897 million in 1996 and $758 million in 1995.

    Total commercial net recoveries were $22 million in both the fourth quarters of 1996 and 1995. Total consumer net charge-offs in the fourth quarter were $212 million, of which credit card charge-offs, on retained receivables, accounted for $156 million. Total consumer net charge-offs in the fourth quarter of 1995 were $214 million, of which credit card net charge-offs, on retained receivables, were $172 million.

    Credit card net charge-offs on a managed basis were $311 million, or 5.11 percent of average managed receivables in the fourth quarter compared with $238 million or 4.18 percent of average managed receivables in the fourth quarter of 1995, reflecting growth in receivables of 7 percent, year-over-year, and higher bankruptcies.

    Managed credit card receivables past due 90 days and over and accruing were $564 million at December 31, 1996, or 2.31 percent of average credit card receivables, compared with $498 million, or 2.19 percent at December 31, 1995.

OTHER FINANCIAL DATA
--------------------

    Nonperforming assets, at December 31, 1996, were $1,151 million, compared with $1,517 million on September 30, 1996, and $1,664 million on December 31, 1995.

    The corporation's effective tax rate was 38 percent in the fourth quarter of 1996, and 36 percent in the fourth quarter of 1995.

    At December 31, 1996, the aggregate allowance for credit losses was $3,694 million and $3,784 million on the same date a year ago.

    Total assets at December 31, 1996, were $336 billion, compared with $304 billion on the same date a year ago. Total loans at December 31, 1996, were $155 billion, compared with $150 billion at December 31, 1995. Total deposits at year-end 1996 stood at $181 billion and $172 billion on December 31, 1995.

    The return on average assets for the fourth quarter of 1996 was 1.08 percent, compared with 1.04 percent for the same 1995 quarter.

    During the 1996 fourth quarter, the Corporation purchased approximately 11.5 million common shares ($1.0 billion) as part of a stock repurchase plan announced in October. The Corporation reissued approximately 1.6 million treasury shares under the Corporation's employee benefit plans, resulting in a net repurchase of 9.9 million shares ($890 million) of its common stock.

    At December 31, 1996, the estimated Tier I risk-based capital ratio was 8.2 percent, compared with 8.2 percent at December 31, 1995. The estimated Total risk-based capital ratio was 11.8 percent at December 31, 1996, and 12.3 percent at December 31, 1995.

                                  # # #

Note: On March 31, 1996, The Chase Manhattan Corporation merged with and into Chemical Banking Corporation. Upon consummation of the merger, Chemical changed its name to The Chase Manhattan Corporation. The merger was accounted for as a pooling-of-interests and, accordingly, the information included in this release reports the combined results of Chase and Chemical as though the merger had been in effect for all periods presented.







                                                                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                                              FINANCIAL HIGHLIGHTS
                                                                      (in millions, except per share data)



                                                      Three Months Ended                               For The Year Ended
                                                          December 31,                                    December 31,
                                                ------------------------------------         -------------------------------------
                                                      1996                 1995                    1996                  1995
                                                -----------------     --------------         ---------------        --------------
EARNINGS:
Income Before Restructuring Charge               $   901               $     827               $    3,586             $    2,979
Restructuring Charge (After-Tax)                     (65)(a)                  --                   (1,125)(a)                 (9)(b)
                                                ---------              ---------               ----------             ----------
Income After Restructuring Charge and
   Before Effect of Accounting Change            $    836              $     827               $    2,461             $    2,970
Effect of Change in Accounting Principle               --                     --                     --                    (11)(c)
                                                ---------              ---------               ----------             ----------
Net Income                                       $    836              $     827               $     2,461            $    2,959
                                                 ========              =========               ===========            ==========
Net Income Applicable to Common Stock            $    781              $     773               $     2,242            $    2,732
                                                 ========              ==========              ===========            ==========

INCOME PER COMMON SHARE:
Primary:
    Income Before Restructuring Charge           $   1.89              $    1.73               $      7.54            $     6.25
    Restructuring Charge (After-Tax)                (0.15)(a)                 --                     (2.52)(a)             (0.02)(b)
                                                 --------              ---------               -----------            ----------

    Income After Restructuring Charge and
       Before Effect of Accounting Change        $  1.74               $    1.73               $      5.02            $     6.23
    Effect of Change in Accounting Principle          --                      --                        --                 (0.03)(c)
                                                 -------               ---------               -----------            ----------
      Net Income                                 $  1.74               $    1.73               $      5.02            $     6.20
                                                 =======               =========               ===========            ==========

Assuming Full Dilution:
    Income Before Restructuring Charge           $  1.88               $    1.73               $      7.43            $     6.09
    Restructuring Charge (After-Tax)               (0.14) (a)                 --                     (2.49)(a)             (0.02)(b)
                                                 -------               ---------               -----------            ----------

 Income After Restructuring Charge and
       Before Effect of Accounting Change        $  1.74              $     1.73               $      4.94            $    6.07
    Effect of Change in Accounting Principle          --                      --                        --                (0.03)(c)
                                                 -------              ----------               -----------            ---------
    Net Income                                   $  1.74              $     1.73               $      4.94            $    6.04
                                                 =======              ==========               ===========            =========


PER COMMON SHARE:
Book Value at December 31,                       $ 42.58              $    41.81               $    42.58             $    41.81
Market Value at December 31,                     $ 89.38              $    58.75               $    89.38             $    58.75
Common Stock Dividends Declared  (d)             $  0.56              $     0.50               $     2.24             $     1.94

COMMON SHARES OUTSTANDING:
Average Common and Common Equivalent Shares        447.7                   446.0                    446.4                  440.8
Average Common Shares Assuming Full Dilution       448.8                   447.7                    453.4                  453.5
Common Shares at Period End                        430.8                   435.0                    430.8                  435.0

(a) Reflects merger-related restructuring charge of $1,022 million, after-tax, which was recorded on March 31, 1996. In addition, $103 million, after-tax, of merger-related expenses were incurred during 1996 ($4 million in the first quarter, $14 million in the second quarter, $20 million in the third quarter and $65 million in the fourth quarter) and recognized under an existing accounting pronouncement.
(b) Reflects restructuring charge related to exiting from a futures brokerage business.
(c) On January 1, 1995, the Corporation adopted SFAS 106 for the accounting for other postretirement benefits relating to its foreign plans.
(d) The Corporation increased its quarterly common stock dividend from $0.50 per share to $0.56 per share in the first quarter of 1996.


                                                      THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                              FINANCIAL HIGHLIGHTS (CONTINUED)




                                                            Three Months Ended                              For The Year Ended
                                                               December 31,                                   December 31,
                                                       -----------------------------------       ---------------------------------
                                                           1996               1995                    1996                  1995
                                                       -------------     ---------------         ----------------       ----------
PERFORMANCE RATIOS: (Average Balances) (e)
Income Before Restructuring Charge:
    Return on Assets                                          1.08%               1.04%              1.12%                   0.97%
    Return on Common Stockholders' Equity                    18.12%              17.33%             18.74%                  16.27%
    Return on Total Stockholders' Equity                     16.89%              16.13%             17.40%                  15.17%
Net Income:
    Return on Assets                                          1.00%               1.04%              0.77%                   0.96%
    Return on Common Stockholders' Equity                    16.73%              17.33%             12.48%                  16.15%
    Return on Total Stockholders' Equity                     15.67%              16.13%             11.94%                  15.06%
Efficiency Ratio  (f)                                           59%                 62%                59%                     63%

CAPITAL RATIOS AT DECEMBER 31:
Common Stockholders' Equity to Assets                                                                 5.5%                    6.0%
Total Stockholders' Equity to Assets                                                                  6.2%                    6.9%
Tier 1 Leverage                                                                                       6.8%                    6.7%
Risk-Based Capital:  (g)
    Tier 1 (4.0% required)                                                                            8.2%*                   8.2%
    Total (8.0% required)                                                                            11.8%*                  12.3%

(e) Performance ratios for three months ended December 31, 1996 and 1995 are based on annualized amounts.
(f)  Excludes restructuring charges, foreclosed
     property  expense and  nonrecurring  items.
(g)  The 1996 ratios include the impact of the issuance of $550  million of
     preferred  stock (the "Series A      Preferred Shares") of Chase Preferred
     Capital Corporation, which qualifies as a real estate investment trust
     (REIT), and the issuance of $600 million of Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures (the "Series A Subordinated Debentures").

*    Estimated


                                          THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                  CONSOLIDATED STATEMENT OF INCOME
                                                (in millions, except per share data)

                                                                                             Three Months Ended
                                                                                 --------------------------------------------
                                                                                  Dec. 31,        Sept.30,         Dec. 31,
                                                                                    1996            1996             1995
                                                                                 ------------    ------------     -----------
INTEREST INCOME
Loans                                                                              $  3,048        $  3,042        $  3,252
Securities                                                                              767             690             718
Trading Assets                                                                          656             525             402
Federal Funds Sold and Securities Purchased Under Resale Agreements                     571             549             491
Deposits with Banks                                                                      97             112             187
                                                                                   --------        --------        --------

    Total Interest Income                                                             5,139           4,918           5,050
                                                                                   --------        --------        --------

INTEREST EXPENSE
Deposits                                                                              1,520           1,416           1,602
Short-Term and Other Borrowings                                                       1,304           1,213           1,139
Long-Term Debt                                                                          233             220             231
                                                                                   --------        --------         -------
    Total Interest Expense                                                            3,057           2,849           2,972
                                                                                   --------        --------         -------

NET INTEREST INCOME                                                                   2,082           2,069           2,078
Provision for Credit Losses                                                             182             220             186
                                                                                   --------        --------         -------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                                 1,900           1,849           1,892
                                                                                   --------        --------         -------

NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                                  213             234             220
Trust and Investment Management Fees                                                    294             295             277
Credit Card Revenue                                                                     320             277             246
Service Charges on Deposit Accounts                                                      98              97             101
Fees for Other Financial Services                                                       377             393             363
Trading Revenue                                                                         248             304             274
Securities Gains                                                                         25              34              25
Other Revenue                                                                           281             222             259
                                                                                   --------        --------         -------
    Total Noninterest Revenue                                                         1,856           1,856           1,765
                                                                                   --------        --------         -------

NONINTEREST EXPENSE
Salaries                                                                              1,070           1,040           1,130
Employee Benefits                                                                       185             211             206
Occupancy Expense                                                                       192             204             224
Equipment Expense                                                                       180             179             187
Foreclosed Property Expense                                                              (1)              2             (15)
Other Expense                                                                           677             652             632
                                                                                   --------        --------         -------
    Total Noninterest Expense Before Restructuring Charge                             2,303           2,288           2,364
Restructuring Charge and Expenses                                                       104              32              --
                                                                                   --------        --------         -------
        Total Noninterest Expense                                                     2,407           2,320           2,364
                                                                                   --------        --------         -------

INCOME BEFORE INCOME TAX EXPENSE                                                      1,349           1,385           1,293
Income Tax Expense                                                                      513             527             466
                                                                                   --------        --------         -------

NET INCOME                                                                         $    836        $    858        $    827
                                                                                   =========       =========       ========
NET INCOME APPLICABLE TO COMMON STOCK                                              $    781        $    803        $    773
                                                                                   =========       =========       ========

NET INCOME PER COMMON SHARE:
    Primary                                                                         $  1.74         $  1.80         $  1.73
                                                                                    ========        ========        =======
    Assuming Full Dilution                                                          $  1.74         $  1.78         $  1.73
                                                                                    ========        ========        =======


                                          THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                  CONSOLIDATED STATEMENT OF INCOME
                                                (in millions, except per share data)

                                                                                                        For The Year Ended
                                                                                                            December 31,
                                                                                              -------------------------------------
                                                                                                     1996                 1995
                                                                                              ----------------       -------------
INTEREST INCOME
Loans                                                                                        $     12,359            $    12,842
Securities                                                                                          2,862                  2,591
Trading Assets                                                                                      2,016                  1,464
Federal Funds Sold and Securities Purchased Under Resale Agreements                                 2,135                  1,889
Deposits with Banks                                                                                   537                    824
                                                                                              -----------            -----------
    Total Interest Income                                                                          19,909                 19,610
                                                                                              -----------            -----------

INTEREST EXPENSE
Deposits                                                                                            6,038                  6,291
Short-Term and Other Borrowings                                                                     4,630                  4,175
Long-Term Debt                                                                                        901                    942
                                                                                             ------------            -----------
    Total Interest Expense                                                                         11,569                 11,408
                                                                                             ------------            -----------

NET INTEREST INCOME                                                                                 8,340                  8,202
Provision for Credit Losses                                                                           897                    758
                                                                                             ------------            -----------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                                               7,443                  7,444
                                                                                             ------------            -----------

NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                                                929                    796
Trust and Investment Management Fees                                                                1,176                  1,018
Credit Card Revenue                                                                                 1,063                    834
Service Charges on Deposit Accounts                                                                   394                    417
Fees for Other Financial Services                                                                   1,529                  1,453
Trading Revenue                                                                                     1,270                  1,016
Securities Gains                                                                                      135                    132
Other Revenue                                                                                       1,016                  1,092
                                                                                             ------------            -----------
    Total Noninterest Revenue                                                                       7,512                  6,758
                                                                                             ------------            -----------

NONINTEREST EXPENSE
Salaries                                                                                            4,232                  4,208
Employee Benefits                                                                                     926                    899
Occupancy Expense                                                                                     824                    897
Equipment Expense                                                                                     724                    755
Foreclosed Property Expense                                                                           (16)                   (75)
Other Expense                                                                                       2,640                  2,691
                                                                                             ------------            -----------
    Total Noninterest Expense Before Restructuring Charge                                           9,330                  9,375
Restructuring Charge and Expenses                                                                   1,814                     15
                                                                                             ------------            -----------
    Total Noninterest Expense                                                                      11,144                  9,390
                                                                                             ------------            -----------

INCOME BEFORE INCOME TAX EXPENSE
  AND EFFECT OF ACCOUNTING CHANGE                                                                   3,811                  4,812
Income Tax Expense                                                                                  1,350                  1,842
                                                                                             ------------            -----------
INCOME BEFORE EFFECT OF ACCOUNTING CHANGE                                                           2,461                  2,970
Effect of Change in Accounting Principle                                                               --                    (11)
                                                                                             ------------            -----------
NET INCOME                                                                                   $      2,461            $     2,959
                                                                                             ============            ===========

NET INCOME APPLICABLE TO COMMON STOCK                                                        $      2,242            $     2,732
                                                                                             ============            ===========

INCOME PER COMMON SHARE:
Primary:
    Income Before Effect of Accounting Change                                                $       5.02            $      6.23
    Effect of Change in Accounting Principle                                                           --                  (0.03)
                                                                                             ------------            -----------
    Net Income                                                                               $       5.02            $      6.20
                                                                                             ============            ===========
Assuming Full Dilution:
    Income Before Effect of Accounting Change                                                $       4.94            $      6.07
    Effect of Change in Accounting Principle                                                           --                  (0.03)
                                                                                             ------------            -----------
    Net Income                                                                               $       4.94            $      6.04
                                                                                             ============            ===========


                                                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                           NONINTEREST REVENUE DETAIL
                                                                  (in millions)


                                                                   Three Months Ended                       For The Year Ended
                                                           ----------------------------------         ------------------------------
                                                          Dec. 31,      Sept. 30,      Dec. 31,                  December 31,
                                                             1996           1996          1995           1996               1995
                                                          ----------     ---------    -----------     ------------       -----------

Fees for Other Financial Services:
Commissions on Letters of Credit and Acceptances          $    78       $    81       $   88           $   330          $    350
Fees in Lieu of Compensating Balances                          72            75           68               295               281
Mortgage Servicing Fees                                        45            55           53               204               212
Loan Commitment Fees                                           28            32           27               120               123
Other Fees                                                    154           150          127               580               487
                                                          -------        ------       ------           -------           -------

    Total                                                 $   377       $   393       $  363           $ 1,529          $  1,453
                                                          =======       =======       ======           =======          ========


Trading-Related Revenue: (a)
Interest Rate Contracts                                   $   85        $  124        $  137           $   535          $   445
Foreign Exchange Revenue                                     103           108           125               444              584
Debt Instruments and Other                                   269           247           137               994              429
                                                         -------        ------        ------           -------          -------

    Total                                                $   457       $   479        $  399           $ 1,973          $ 1,458
                                                         =======       =======        ======           =======          =======


Other Revenue:
Revenue from Equity-Related Investments                  $  172        $   112        $  131           $   726          $   626
Net Gains (Losses) on Emerging Markets Securities Sales     (15)            --            13               (80)             (49)
Gain on Sale of Investment in Far East Bank and Trust Co.    --             --            --                --               85
Residential Mortgage Origination/Sales Activities            22             15            67                63              179
Loss on Sale of a Building in Japan                          --             --            --               (60)              --
All Other Revenue                                           102             95            48               367              251
                                                         ------        -------        ------           -------          -------
    Total                                                $  281        $   222       $   259           $ 1,016          $ 1,092
                                                         ======        =======       =======           =======          =======

(a) Includes net interest income attributable to trading activities.

-----------------------------------------------------------------------------------------------------------------------------------

                                                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                           NONINTEREST EXPENSE DETAIL
                                                                  (in millions)


                                                          Three Months Ended                               For The Year Ended
                                              --------------------------------------------------   ------------------------------
                                               Dec.31,         Sept. 30,      Dec. 31,                       December 31,
                                                 1996           1996              1995                1996               1995
                                              -----------     ---------        -----------         ------------       -----------

Other Expense:
Professional Services                           $   133        $  127            $   152             $    530          $    559
Marketing Expense                                   110 (a)        73                 88                  346 (a)           372
FDIC Assessments                                      1 (b)         6 (b,c)           10 (b)                9 (b)           117
Telecommunications                                   77            82                 84                  326               333
Amortization of Intangibles                          42            42                 43                  169               182
Minority Interest                                    18 (d)        16                  7                   54 (d)            27
All Other                                           296           306                248                1,206             1,101
                                                -------         -----             ------              -------           -------
     Total                                      $   677 (a)   $   652            $   632              $ 2,640 (a)      $  2,691
                                                =======       =======            =======              =======          ========

(a) Includes total expenses related to the Wal-Mart program of $44 million, which includes $30 million of marketing expense.
(b) Reflects the impact of a reduction in the FDIC assessment rate.
(c) Includes a special assessment for Savings Association Insurance Fund-related deposits.
(d) Includes minority interest related to the Series A Preferred Shares of $13 million.


                                                 THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                             CONSOLIDATED BALANCE SHEET
                                                                   (in millions)


                                                                                    December 31,                   December 31,
                                                                                        1996                           1995
                                                                                  --------------                  --------------
ASSETS
Cash and Due from Banks                                                            $   14,605                       $   14,794
Deposits with Banks                                                                     8,344                            8,468
Federal Funds Sold and Securities
    Purchased Under Resale Agreements                                                  28,966                           17,461
Trading Assets:
    Debt and Equity Instruments                                                        30,377                           26,212
    Risk Management Instruments                                                        29,579 (a)                       25,825
Securities:
    Available-for-Sale                                                                 44,691                           37,141
    Held-to-Maturity                                                                    3,855                            4,628
Loans (Net of Allowance for Loan Losses of $3,549 in 1996 and $3,784 in 1995)         151,543 (a)                      146,423
Premises and Equipment                                                                  3,642                            3,757
Due from Customers on Acceptances                                                       2,322                            1,896
Accrued Interest Receivable                                                             3,020                            2,541
Other Assets                                                                           15,155                           14,843
                                                                                     --------                         --------
    TOTAL ASSETS                                                                    $ 336,099                        $ 303,989
                                                                                    =========                        =========
LIABILITIES
Deposits:
  Domestic:
    Noninterest-Bearing                                                             $  42,726                        $  36,983
    Interest-Bearing                                                                   67,186                           63,071
  Foreign:
    Noninterest-Bearing                                                                 4,331                            3,849
    Interest-Bearing                                                                   66,678                           67,631
                                                                                    ---------                        ---------
Total Deposits                                                                        180,921                          171,534
Federal Funds Purchased and Securities
    Sold Under Repurchase Agreements                                                   53,868                           37,263
Other Borrowed Funds                                                                   13,731                           13,936
Acceptances Outstanding                                                                 2,276                            1,915
Trading Liabilities                                                                    38,136                           34,341
Accounts Payable, Accrued Expenses and Other Liabilities                               12,309 (a)                       11,339
Long-Term Debt                                                                         13,314 (b)                       12,825
                                                                                    ---------                        ---------
    TOTAL LIABILITIES                                                                 314,555                          283,153
                                                                                    ---------                        ---------
PREFERRED STOCK OF SUBSIDIARY                                                             550 (c)                           --
                                                                                    ---------                        ---------

STOCKHOLDERS' EQUITY
Preferred Stock                                                                         2,650                            2,650
Common Stock                                                                              441                              458
Capital Surplus                                                                        10,459                           11,075
Retained Earnings                                                                       8,627                            7,997
Net Unrealized Loss on Securities Available-for-Sale, Net of Taxes                       (288)                            (237)
Treasury Stock, at Cost                                                                  (895)                          (1,107)
                                                                                    ---------                        ---------
    TOTAL STOCKHOLDERS' EQUITY                                                         20,994                           20,836
                                                                                    ---------                        ---------
    TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
       AND STOCKHOLDERS' EQUITY                                                     $ 336,099                        $ 303,989
                                                                                    =========                        =========

     (a) At December 31, 1996, in accordance with a recently issued accounting pronouncement, the allowance for credit losses has been allocated into three components: a $3,549 million allowance for loan losses, which is reported net in Loans; an allowance for credit losses on derivative and foreign exchange financial instruments of $75 million, which is reported net in Trading Assets - Risk Management Instruments; and an allowance for credit losses on letters of credit and guarantees of $70 million, which is reported in Other Liabilities. Prior period amounts have not been reclassified due to immateriality.
     (b) The 1996 amount includes $600 million of Series A Subordinated Debentures, issued in December 1996, which qualify as Tier I Capital for the Corporation.
     (c) Reflects the issuance in September 1996 of Series A Preferred Shares, which qualify as Tier I Capital for the Corporation.


                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                        CONSOLIDATED STATEMENT OF CHANGES
                             IN STOCKHOLDERS' EQUITY
                                  (in millions)


                                                                                    For the Year Ended
                                                                                     December 31,
                                                                      --------------------------------------------
                                                                           1996                           1995
                                                                      -----------------              -------------

Preferred Stock:
Balance at Beginning of Year                                          $   2,650                      $    2,850
Conversion of Stock                                                          --                            (200)
                                                                      ---------                      ----------
Balance at End of Period                                              $   2,650                      $    2,650
                                                                      ---------                      ----------

Common Stock:
Balance at Beginning of Year                                         $     458                       $      447
Retirement of Treasury Stock                                               (20) (a)                          --
Issuance of Common Stock                                                     3                               11
                                                                     ---------                       ----------
Balance at End of Period                                             $     441                       $      458
                                                                     ---------                       ----------

Capital Surplus:
Balance at Beginning of Year                                         $  11,075                       $   10,671
Retirement of Treasury Stock                                              (433) (a)                          --
New Issuances of Common Stock                                               42                              307
Shares Issued for Employee Stock-Based
   Awards and Certain Related Tax Benefits                                (225)                              97
                                                                     ---------                       ----------
Balance at End of Period                                             $  10,459                       $   11,075
                                                                     ---------                       ----------

Retained Earnings:
Balance at Beginning of Year                                         $   7,997                       $    6,045
Net Income                                                               2,461                            2,959
Retirement of Treasury Stock                                              (557) (a)                          --
Cash Dividends Declared:
   Preferred Stock                                                        (219)                            (227)
   Common Stock                                                         (1,061)                            (789)
Accumulated Translation Adjustment                                           6                                9
                                                                     ---------                       ----------
Balance at End of Period                                             $   8,627                       $    7,997
                                                                     ----------                      ----------

Net Unrealized Loss on Securities Available-for-Sale:
Balance at Beginning of Year                                        $     (237)                      $     (473)
Net Change in Fair Value of Securities Available-for-Sale,
   Net of Taxes                                                            (51)                             236
                                                                    ----------                       ----------
Balance at End of Period                                            $     (288)                      $     (237)
                                                                    -----------                      ----------

Common Stock in Treasury, at Cost:
Balance at Beginning of Year                                        $   (1,107)                      $     (667)
Retirement of Treasury Stock                                             1,010  (a)                          --
Purchase of Treasury Stock                                              (2,037)                          (1,389)
Reissuance of Treasury Stock                                             1,239                              949
                                                                    ----------                       ----------
Balance at End of Period                                            $     (895)                      $   (1,107)
                                                                    -----------                      ----------

Total Stockholders' Equity                                          $   20,994                       $   20,836
                                                                    ==========                       ==========

 (a) Under the terms of the merger agreement, on March 31, 1996, all of the former Chase Manhattan Corporation's treasury stock was cancelled and retired.


                                                     THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                                CREDIT RELATED INFORMATION
                                                                      (in millions)


                                                      Loans Outstanding                              Nonperforming Assets
                                           -----------------------------------            -------------------------------------
                                                        December 31,                                   December 31,
                                                 1996               1995                        1996                     1995
                                           ---------------     ---------------            ----------------           ----------
Domestic Commercial:
        Commercial Real Estate              $    5,934           $    6,660                $    156                  $    375
        Other Commercial                        40,282               37,990                     446                       498
                                            ----------           ----------                --------                  --------
            Total Commercial Loans              46,216               44,650                     602                       873
                                            ----------           ----------                --------                  --------
Domestic Consumer:
        Residential Mortgage                    36,621               34,060                     249                       238
        Credit Card                             12,157               17,078                      --                        --
        Other Consumer                          20,306               18,293                      35                        39
                                            ----------           ----------                --------                  --------
            Total Consumer Loans                69,084               69,431                     284                       277
                                            ----------           ----------                --------                  --------
Total Domestic Loans                           115,300              114,081                     886                     1,150
Foreign                                         39,792               36,126                     135                       343
                                            ----------           ----------                --------                  --------
Total Loans                                 $  155,092           $  150,207                   1,021                     1,493
                                            ==========           ==========

Assets Acquired as Loan Satisfactions                                                           130                       171
                                                                                           --------                  --------
Total Nonperforming Assets                                                                 $  1,151                  $  1,664
                                                                                           ========                  ========

Assets Held For Accelerated Disposition                                                    $    274                  $    412
                                                                                           ========                  ========


                                                      Three Months Ended                             For The Year Ended
                                                        December 31,                                   December 31,
                                           -----------------------------------            -------------------------------------
                                                 1996               1995                        1996                  1995
                                           ---------------     ---------------            -----------------     ---------------
Net Charge-Offs:
    Domestic Commercial:
        Commercial Real Estate              $     (18)           $        9                $     14                  $     31
        Other Commercial                           (4)                  (31)                     86                       (16)
                                            ---------            ----------                --------                  --------
            Total Commercial                      (22)                  (22)                    100                        15
                                            ---------            ----------                --------                  --------
    Domestic Consumer:
        Residential Mortgage                        8                    11                      30                        62
        Credit Card                               156                   172                     618                       675
        Other Consumer                             48                    31                     176                       122
                                            ---------            ----------                --------                  --------
            Total Consumer                        212                   214                     824                       859
                                            ---------            ----------                --------                  --------
    Total Domestic Net Charge-offs                190                   192                     924                       874
    Foreign                                        (8)                   (6)                    (27)                      (34)
                                           ----------            ----------                --------                  --------
Subtotal Net Charge-offs                          182                   186                     897                       840
    Charge Related to Conforming Credit
       Card Charge-off Policies                    --                    --                     102                        --
                                           ----------            ----------                --------                  --------
Total Net Charge-offs                      $      182            $     186                 $    999                  $    840
                                           ==========            =========                 ========                  ========





                                                   THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                            CREDIT CARD RELATED INFORMATION
                                                             (in millions, except ratios)



                                                                        As of or For The                  As of or For The
                                                                       Three Months Ended                    Year Ended
                                                                          December 31,                       December 31,
                                                                ------------------------------       ----------------------------
                                                                    1996               1995              1996             1995
                                                                ---------------   ------------       -----------      -----------
MANAGED CREDIT CARD PORTFOLIO:
Average Managed Credit Card Receivables                          $  24,382        $  22,777           $  23,709         $  20,980
Past Due 90 Days & Over and Accruing                             $     564        $     498           $     564         $     498
   As a Percentage of Average Credit Card Receivables                 2.31%            2.19%               2.38%             2.37%
Net Charge-offs                                                  $     311 (a)    $     238           $   1,156 (a)     $     849
   As a Percentage of Average Credit Card Receivables                 5.11%            4.18%               4.87%             4.05%

(a) Excludes a charge related to conforming credit card charge-off policies.

Favorable (unfavorable) impact of credit card                          Three Months Ended                   For The Year Ended
  securitizations on reported
  Consolidated Statement of Income line items:                             December 31,                        December 31,
                                                                ------------------------------       -----------------------------
                                                                      1996             1995                1996             1995
                                                                -----------       ------------       -----------       -----------
Net Interest Income                                              $    (275)       $    (134)          $    (914)        $    (360)
Provision for Losses                                                   161               62                 570               170
Credit Card Revenue                                                    101               61                 318               173
Other Revenue                                                           12                7                  23                24
                                                                 ---------        ---------          ----------         ---------
Pre-tax Income (Loss) Impact of Securitizations                  $      (1)       $      (4)          $      (3)        $       7
                                                                 =========        =========           =========         =========


                                                               THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                       Condensed Average Consolidated Balance Sheet, Interest and Rates
                                                               (Taxable-Equivalent Interest and Rates; in millions)

                                                              Three Months Ended                       Three Months Ended
                                                              December 31, 1996                         December 31, 1995
                                               ------------------------------------------       ---------------------------------
                                                   Average                      Rate            Average                    Rate
                                                   Balance      Interest     (Annualized)       Balance     Interest   (Annualized)
                                                   -------      --------     ------------       -------     --------   ------------
ASSETS
Liquid Interest-Earning Assets                  $  71,724      $  1,324          7.34%         $  64,290    $ 1,080         6.66%
Securities                                         47,103           772          6.52%            41,153        723         6.98%
Loans                                             149,665         3,053          8.11%           148,217      3,256         8.73%
                                                ---------      --------                        ---------     ------
Total Interest-Earning Assets                     268,492         5,149          7.63%           253,660      5,059         7.93%
Total Noninterest-Earning Assets                   62,924                                         61,097
                                                  -------                                      ---------
    Total Assets                                $ 331,416                                      $ 314,757
                                               ==========                                      =========

LIABILITIES
Total Interest-Bearing Deposits                 $ 130,453         1,520           4.64%        $ 131,201      1,602         4.86%
Total Short-Term and Other Borrowings              82,024         1,304           6.32%           68,540      1,139         6.60%
Long-Term Debt                                     12,901           233           7.16%           13,166        231         6.96%
                                               ----------      --------                        ---------     ------
Total Interest-Bearing Liabilities                225,378         3,057           5.40%          212,907      2,972         5.55%
                                                               --------                                      ------
Noninterest-Bearing Deposits                       40,787                                         39,449
Other Noninterest-Bearing Liabilities              43,479                                         42,056
                                               ----------                                      ---------
    Total Liabilities                             309,644                                        294,412
                                               ----------                                      ---------
PREFERRED STOCK OF SUBSIDIARY                         550                                             --
                                               ----------                                      ---------
STOCKHOLDERS' EQUITY
Preferred Stock                                     2,650                                          2,650
Common Stockholders' Equity                        18,572                                         17,695
                                               ----------                                      ---------
   Total Stockholders' Equity                      21,222                                         20,345
                                               ----------                                      ---------
   Total Liabilities and Stockholders' Equity  $  331,416                                      $ 314,757
                                               ==========                                      =========

INTEREST RATE SPREAD                                                              2.23%                                     2.38%
                                                                                  =====                                     ====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                 $  2,092           3.10%                     $  2,087        3.27%
                                                               ========           ====                      ========        ====


                                                       For The Year Ended                           For The Year Ended
                                                       December 31, 1996                             December 31, 1995
                                               ------------------------------          -------------------------------------------
                                                Average                                  Average
                                                Balance     Interest       Rate          Balance        Interest         Rate
                                                -------     --------       -----         -------        --------         ----
ASSETS
Liquid Interest-Earning Assets                $  67,239    $  4,688       6.97%       $  61,277        $  4,177         6.82%
Securities                                       43,712       2,882       6.59%          36,702           2,615         7.12%
Loans                                           149,996      12,373       8.25%         146,528          12,863         8.78%
                                               --------    --------                   ---------        --------
Total Interest-Earning Assets                   260,947      19,943       7.64%         244,507          19,655         8.04%
Total Noninterest-Earning Assets                 60,293                                  62,878
                                               --------                               ---------
    Total Assets                              $ 321,240                               $ 307,385
                                              =========                               =========

LIABILITIES
Total Interest-Bearing Deposits               $ 130,022        6,038      4.64%       $ 130,613           6,291         4.82%
Total Short-Term and Other Borrowings            76,549        4,630      6.05%          63,425           4,175         6.58%
Long-Term Debt                                   12,811          901      7.03%          13,080             942         7.20%
                                              ---------    ---------                  ---------        --------
Total Interest-Bearing Liabilities              219,382       11,569      5.27%         207,118          11,408         5.51%
                                                           ---------                                   --------
Noninterest-Bearing Deposits                     39,562                                  37,698
Other Noninterest-Bearing Liabilities            41,523                                  42,926
                                              ---------                               ---------
    Total Liabilities                           300,467                                 287,742
                                              ---------                               ---------
PREFERRED STOCK OF SUBSIDIARY                       158                                      --
                                              ---------                               ---------
STOCKHOLDERS' EQUITY
Preferred Stock                                   2,650                                   2,730
Common Stockholders' Equity                      17,965                                  16,913
                                              ---------                               ---------
   Total Stockholders' Equity                    20,615                                  19,643
                                              ---------                               ---------
  Total Liabilities and Stockholders' Equity  $ 321,240                               $ 307,385
                                              =========                               =========

INTEREST RATE SPREAD                                                     2.37%                                          2.53%
                                                                         ====                                           ====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                             $ 8,374       3.21%                         $  8,247         3.37%
                                                           =======       ====                          ========         ====


                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                            Lines of Business Results
                          (in millions, except ratios)


                                      Regional and Nationwide
                                       Consumer Bank                     Global Bank                    Global Services
                                  --------------------------      -------------------------      ---------------------------
    Three Months Ended
      December 31,                  1996          1995              1996          1995               1996          1995
---------------------------       ------------  ------------      ------------  -----------       -----------   ------------
Revenues                          $  2,069      $  1,977           $  1,550     $  1,475          $    491        $   487
Operating Net Income (a)               318           333                411          356                60             51

Average Common Equity                6,437         6,667              8,595        8,214             1,066          1,080
Average Assets                     113,474       109,172            217,910      203,140            10,590          7,430

Return on Common Equity               18.5%         18.5%              17.9%        15.8%             21.3%          17.1%
Efficiency Ratio                        56%           58%                53%          58%               81%            83%




                                                                        Corporate                          Total
                                                              --------------------------      -----------------------------
    Three Months Ended
       December 31,                                              1996            1995              1996             1995
---------------------------                                   -----------  -------------      ------------     ------------
Revenues                                                            NM           NM             $  3,938        $   3,847
Operating Net Income (a)                                       $   112      $    61                  901              801

Average Common Equity                                            2,474        1,734               18,572           17,695
Average Assets                                                      NM           NM              331,416          314,757

Return on Common Equity                                             NM           NM                 18.1%            16.8%
Efficiency Ratio                                                    NM           NM                   59%              62%


                                      Regional and Nationwide
                                           Consumer Bank                Global Bank                 Global Services
                                     --------------------------   -------------------------    ---------------------------
Year Ended December 31,                  1996          1995           1996          1995            1996          1995
------------------------             -------------  ------------   ------------  -----------    -------------- ------------
Revenues                             $  8,099      $  7,726       $  6,615     $  5,679          $  1,930     $  1,735
Operating Net Income (a)                1,343         1,164          1,911        1,423               255          220

Average Common Equity                   6,415         6,698          8,598        8,207             1,065        1,058
Average Assets                        111,914       106,906        213,824      196,787             7,856        6,909

Return on Common Equity                  19.7%         16.1%          21.0%        15.9%             22.7%        19.1%
Efficiency Ratio                           55%           61%            49%          56%               79%          80%





                                                                             Corporate                          Total
                                                                    --------------------------      ---------------------------
Year Ended December 31,                                                 1996          1995              1996             1995
------------------------                                             -----------  -------------      ------------     ---------
Revenues                                                                 NM             NM           $15,860          $14,879
Operating Net Income (a)                                           $      7      $      96             3,516            2,903

Average Common Equity                                                 1,887            950            17,965           16,913
Average Assets                                                           NM             NM           321,240          307,385

Return on Common Equity                                                  NM             NM             18.4%            15.8%
Efficiency Ratio                                                         NM             NM               59%              64%




  (a)    Operating   net   income    excludes    restructuring
         charges/expenses and special items.
  NM - Not meaningful